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                                                                   Exhibit 23.11

INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of FirstMerit Corporation on Form S-8 filed as Post Effective Amendment No. 2 to Registration Statement No. 333-63797 on Form S-4 of our report dated January 26, 1996, related to Signal Corp (formerly known as FirstFederal Financial Services
Corp) for the year ended December 31, 1995 appearing in Form 8-K dated August 31, 1998 of FirstMerit Corporation.

/s/ Deloitte & Touche LLP

Columbus, Ohio
February 10, 1999